Exhibit 8.1

2900 K Street NW #200 Washington, DC 20007-5118 202.625.3500 tel 202.298.7570 fax

October 3, 2012

To the addressees listed
on Schedule I hereto

Re:                             Ford Credit Auto Lease Trust 2012-B — Tax Opinion

Ladies and Gentlemen:

We have acted as special tax counsel to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), CAB East LLC, a Delaware limited liability company (“CAB East”), CAB West LLC, a Delaware limited liability company (“CAB West”), FCALM, LLC, a Delaware limited liability company (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), CAB East Holdings, LLC, a Delaware limited liability company (“CAB East Holdings”), CAB West Holdings Corporation, a Delaware corporation (“CAB West Holdings”), FCALM Holdings Corporation, a Delaware corporation (“FCALM Holdings” and, together with CAB West Holdings, the “Corporate Holding Companies” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”), Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor” and, together with Ford Credit, the Titling Companies and the Holding Companies, the “Companies”), and Ford Credit Auto Lease Trust 2012-B, a Delaware statutory trust (the “Issuer”), in connection with the issuance by the Issuer of its Asset Backed Notes (the “Notes”).  The Notes are being issued pursuant to the Indenture, dated as of September 1, 2012 (the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation (“BNYM”), as indenture trustee (in such capacity, the “Indenture Trustee”).  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Appendix 1 to the 2012-B Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of September 1, 2012 (the “Exchange Note Supplement”), among the Titling Companies, as borrowers, U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”), HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”), and Ford Credit, as lender and servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as borrowers, the Administrative Agent, the Collateral Agent and Ford Credit, as lender and servicer.

CHARLOTTE  CHICAGO  IRVING  LONDON  LOS ANGELES  NEW YORK  WASHINGTON, DC  WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we have deemed necessary or appropriate, including the following:

(a)                                 the Credit and Security Agreement;

(b)                                 the Exchange Note Supplement;

(c)                                  the First-Tier Sale Agreement, dated as of September 1, 2012 (the “First-Tier Sale Agreement”), between Ford Credit and the Depositor;

(d)                                 the Second-Tier Sale Agreement, dated as of September 1, 2012 (the “Second-Tier Sale Agreement”), between the Depositor and the Issuer;

(e)                                  the Indenture;

(f)                                   the Amended and Restated Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(g)                                  the Servicing Supplement to the Servicing Agreement, dated as of September 1, 2012 (the “Servicing Supplement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(h)                                 the Amended and Restated Trust Agreement, dated as of September 1, 2012 (the “Trust Agreement”), between the Depositor and U.S. Bank Trust National Association, as owner trustee (in such capacity, the “Owner Trustee”);

(i)                                     the Administration Agreement, dated as of September 1, 2012 (the “Administration Agreement”), among the Issuer, Ford Credit, as indenture administrator (the “Indenture Administrator”), and the Indenture Trustee;

(j)                                    the Account Control Agreement, dated as of September 1, 2012 (the “Issuer Control Agreement”), among the Issuer, as grantor, the Indenture Trustee, as secured party, and BNYM, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC, and the Titling Company Account Control Agreement, dated as of September 1, 2012 (the “Titling Company Control Agreement” and, together with the Issuer Control Agreement, the “Control Agreements”), among the Titling Companies, as grantors, the Indenture Trustee, as secured party, and BNYM, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC;

(k)                                 the Underwriting Agreement, dated September 26, 2012 (the “Underwriting Agreement”), among the Depositor, Ford Credit and Citigroup Global Markets

Inc. (“Citi”), Credit Agricole Securities (USA) Inc. (“Credit Agricole”), Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”), acting on behalf of themselves and as representatives of the several underwriters named therein (the “Underwriters”) (in which representative capacity Citi, Credit Agricole, Goldman Sachs and J.P. Morgan are collectively referred to herein as the “Representatives”);

(l)                                     the Note Purchase Agreement relating to the Class A-1 Notes, dated September 26, 2012 (the “Class A-1 Note Purchase Agreement”), among the Depositor, Ford Credit and Citi, Credit Agricole, Goldman Sachs and J.P. Morgan, as Class A-1 Note Purchasers (the “Class A-1 Note Purchasers”);

(m)                             the Note Purchase Agreement relating to the Class B Notes, dated September 26, 2012 (the “Class B Note Purchase Agreement”), among the Depositor, Ford Credit and Citi, Credit Agricole, Goldman Sachs and J.P. Morgan, as Class B Note Purchasers (the “Class B Note Purchasers”);

(n)                                 the Note Purchase Agreement relating to the Class C Notes, dated September 26, 2012 (the “Class C Note Purchase Agreement”), among the Depositor, Ford Credit and Citi, Credit Agricole, Goldman Sachs and J.P. Morgan, as Class C Note Purchasers (the “Class C Note Purchasers”);

(o)                                 the registration statement on Form S-3 (Registration No. 333-173928) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 4, 2011, as amended by Amendment No. 1, filed with the Commission on June 6, 2011, Amendment No. 2, filed with the Commission on June 14, 2011, and effective on June 17, 2011 and Post-Effective Amendment No. 1, filed with the Commission on March 15, 2012, and effective on March 20, 2012 (such registration statement, together with any information included in the Prospectus referred to below, the “Registration Statement”);

(p)                                 the preliminary prospectus supplement, dated September 24, 2012 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(3) on September 24, 2012 (the Preliminary Prospectus Supplement and the base prospectus, dated September 24, 2012 (the “Base Prospectus”), together the “Preliminary Prospectus”), the free writing prospectus, dated September 24, 2012, filed with the Commission pursuant to Rule 433 on September 24, 2012, and the final prospectus supplement, dated September 26, 2012 (the “Final Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) on September 27, 2012 (the Final Prospectus Supplement and the Base Prospectus, together the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”);

(q)                                 the preliminary offering memorandum, dated September 24, 2012 (the “Preliminary Class A-1 Offering Memorandum”) and the final offering memorandum, dated September 26, 2012 (the “Final Class A-1 Offering Memorandum” and, together with the Preliminary Class A-1 Offering Memorandum, the “Class A-1 Offering Memorandum”), relating to the Class A-1 Notes;

(r)                                    the preliminary offering memorandum, dated September 24, 2012 (the “Preliminary Class B Offering Memorandum”) and the final offering memorandum, dated September 26, 2012 (the “Final Class B Offering Memorandum” and, together with the Preliminary Class B Offering Memorandum, the “Class B Offering Memorandum”), relating to the Class B Notes; and

(s)                                   the preliminary offering memorandum, dated September 24, 2012 (the “Preliminary Class C Offering Memorandum”) and the final offering memorandum, dated September 26, 2012 (the “Final Class C Offering Memorandum” and, together with the Preliminary Class C Offering Memorandum, the “Class C Offering Memorandum”), relating to the Class C Notes.

The documents listed in clause (a) through (n) above are collectively referred to as the “Transaction Documents.”

We have assumed that the parties to such documents will comply with the terms thereof, that such documents are not amended and that such documents are enforceable in accordance with their respective terms.  In connection therewith, we note that you will receive an opinion from this firm regarding such enforceability.

In our examination we have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon statements, representations, and certifications of officers and other representatives of the Companies, including certain calculations performed by Ford Credit.

Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

2.                                      None of the Issuer, the Titling Companies or CAB East Holdings will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and for so long as the Issuer, each of the Titling Companies or CAB East Holdings has only one respective owner for U.S. federal income tax purposes, none of the Issuer, the Titling Companies or CAB East Holdings will be treated as an entity separate from its owner.

3.                                      The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Preliminary Class A-1 Offering Memorandum, the Final Class A-1 Offering Memorandum, the Preliminary Class B Offering Memorandum, the Final Class B Offering Memorandum, the Preliminary Class C Offering Memorandum and the Final Class C Offering Memorandum under the heading “Tax Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, have been prepared or reviewed by us and are correct in all material respects.

We do not express any opinion as to any laws other than the federal tax laws of the United States of America.  The opinions set forth herein are based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published revenue rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Transaction Documents or the effect of such transactions.

We are furnishing this opinion letter to you solely for your benefit in connection with the transactions contemplated by the Transaction Documents.  This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Transaction Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so.  This opinion letter is being furnished only to the addressees hereof and may not be relied upon by any other person, firm or corporation for any purpose, and is solely for your benefit in connection with the Transaction and may not be relied upon for any other purpose, without our prior written consent.  This opinion letter is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, except that copies of this opinion letter may be posted by the Issuer or the Indenture Administrator to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Issuer or the

Indenture Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accepting this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph and not to provide copies of this opinion letter to any other person.

Very truly yours,
/s/ Katten Muchin Rosenman LLP

SCHEDULE I

Ford Motor Credit Company LLC	The Bank of New York Mellon,
One American Road, Suite 2411	as Indenture Trustee and Note Registrar
Dearborn, Michigan 48126	101 Barclay Street, 4 West
New York, New York 10286
CAB East LLC
CAB West LLC	Moody’s Investors Service, Inc.
FCALM, LLC	7 World Trade Center
CAB East Holdings, LLC	250 Greenwich Street
CAB West Holdings Corporation	New York, New York 10007
FCALM Holdings Corporation
Ford Credit Auto Lease Two LLC	Fitch Ratings
c/o Ford Credit SPE Management Office	One State Street Plaza
c/o Ford Motor Company	New York, New York 10004
World Headquarters, Suite 800-B3
One American Road	Citigroup Global Markets Inc.,

Dearborn, Michigan 48126

Ford Credit Auto Lease Trust 2012-B
c/o U.S. Bank Trust National Association,

as Owner Trustee

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

U.S. Bank Trust National Association,

as Owner Trustee

Corporate Trust Services

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

U.S. Bank National Association,

as Administrative Agent and Titling Company Registrar

190 South LaSalle Street

7th Floor

Chicago, Illinois 60603

HTD Leasing LLC,

as Collateral Agent

c/o U.S. Bank National Association

190 South LaSalle Street

7th Floor

Chicago, Illinois 60603

on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser, Class B Note Purchaser and Class C Note Purchaser
390 Greenwich Street, 1st Floor
New York, New York 10013

Credit Agricole Securities (USA) Inc.,
on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser, Class B Note Purchaser and Class C Note Purchaser
1301 Avenue of the Americas
New York, New York 10019

Goldman, Sachs & Co.,
on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser, Class B Note Purchaser and Class C Note Purchaser
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC,
on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser, Class B Note Purchaser and Class C Note Purchaser
383 Madison Avenue, 31st Floor
New York, New York 10179